Report of
Independent
Registered Public
Accounting Firm


To the
Shareholders and
Board of Trustees
of
Federated Global
Allocation Fund

In planning and
performing our
audit of the
financial
statements of
Federated Global
Allocation Fund
(the ?Fund?) as of
and for the year
ended November
30, 2013, in
accordance with
the standards of
the Public
Company
Accounting
Oversight Board
(United States),
we considered the
Fund?s internal
control over
financial reporting,
including controls
over safeguarding
securities, as a
basis for designing
our auditing
procedures for the
purpose of
expressing our
opinion on the
financial
statements and to
comply with the
requirements of
Form N-SAR, but
not for the purpose
of expressing an
opinion on the
effectiveness of
the Fund?s internal
control over
financial reporting.
Accordingly, we
express no such
opinion.

Management of
the Fund is
responsible for
establishing and
maintaining
effective internal
control over
financial reporting.
In fulfilling this
responsibility,
estimates and
judgments by
management are
required to assess
the expected
benefits and
related costs of
controls. A
company?s
internal control
over financial
reporting is a
process designed
to provide
reasonable
assurance
regarding the
reliability of
financial reporting
and the
preparation of
financial
statements for
external purposes
in accordance with
generally accepted
accounting
principles. A
company?s
internal control
over financial
reporting includes
those policies and
procedures that (1)
pertain to the
maintenance of
records that, in
reasonable detail,
accurately and
fairly reflect the
transactions and
dispositions of the
assets of the
company; (2)
provide reasonable
assurance that
transactions are
recorded as
necessary to
permit preparation
of financial
statements in
accordance with
generally accepted
accounting
principles, and that
receipts and
expenditures of the
company are being
made in
accordance with
authorizations of
management and
directors of the
company; and (3)
provide reasonable
assurance
regarding
prevention or
timely detection of
the unauthorized
acquisition, use, or
disposition of the
company?s assets
that could have a
material affect on
the financial
statements.

Because of its
inherent
limitations,
internal control
over financial
reporting may not
prevent or detect
misstatements.
Also, projections
of any evaluation
of effectiveness to
future periods are
subject to the risk
that controls may
become inadequate
because of
changes in
conditions, or that
the degree of
compliance with
the policies or
procedures may
deteriorate.

A deficiency in
internal control
over financial
reporting exists
when the design or
operation of a
control does not
allow management
or employees, in
the normal course
of performing their
assigned functions,
to prevent or
detect
misstatements on a
timely basis. A
material weakness
is a deficiency, or
a combination of
deficiencies, in
internal control
over financial
reporting, such
that there is a
reasonable
possibility that a
material
misstatement of
the Fund?s annual
or interim
financial
statements will not
be prevented or
detected on a
timely basis.

Our consideration
of the Fund?s
internal control
over financial
reporting was for
the limited
purpose described
in the first
paragraph and
would not
necessarily
disclose all
deficiencies in
internal control
that might be
material
weaknesses under
standards
established by the
Public Company
Accounting
Oversight Board
(United States).
However, we
noted no
deficiencies in the
Fund?s internal
control over
financial reporting
and its operation,
including controls
over safeguarding
securities that we
consider to be a
material weakness
as defined above
as of November
30, 2013.

This report is
intended solely for
the information
and use of
management and
the Board of
Trustees of
Federated Global
Allocation Fund
and the Securities
and Exchange
Commission and is
not intended to be
and should not be
used by anyone
other than those
specified parties.

/s/ KPMG

Boston,
Massachusetts
January 23, 2014